EXHIBIT 99.1

Zomedica Successfully Completes Development and Manufacturing Milestones for its Cancer Liquid Biopsy Platform

Intends to Seek Commercialization Partner for Platform

ANN ARBOR, Mich., Jan. 20, 2020 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM) (TSX-V: ZOM), a veterinary diagnostic and pharmaceutical company, today announced it has successfully completed the development and manufacturing milestones for its reference lab cancer liquid biopsy platform. Zomedica is developing assays for the detection of hemangiosarcoma, osteosarcoma, and lymphoma, for use with its liquid biopsy platform. Lymphoma, osteosarcoma and hemangiosarcoma are three of the top five most commonly diagnosed canine cancers.

The development work done under its license and supply agreement with Celsee, Inc. (“Celsee”), an innovator of progressive rare cell capture, characterization and single cell analysis products in the emerging field of liquid biopsy, has demonstrated the capability to determine whether circulating tumor cells (“CTCs”) can be detected in canines to confirm the existence of certain cancers with a high level of sensitivity and specificity. The hemangiosarcoma and osteosarcoma assays have been developed under the Celsee agreement.  Zomedica has independently developed the lymphoma assay, which is designed to identify specific genetic abnormalities using fluorescence in situ hybridization, or FISH. FISH tests are regularly used for cancers in human medicine, such as the HER2 breast cancer test. According to the American Veterinary Medical Association, one in four dogs will develop cancer during their lifetime. Lymphomas represent approximately 10-25% of all cancers diagnosed in dogs.

With the development work phase completed, Zomedica and Celsee have amended and restated the Celsee agreement to acknowledge the completion of the initial development work and to provide for definitive supply and pricing terms for the liquid biopsy instrument and related consumables.

Under the terms of the restated agreement, Zomedica continues to have veterinary oncology care exclusive global rights to develop and market Celsee’s liquid biopsy platform for use by veterinarians as a cancer diagnostic. Zomedica initially intends to develop and market the platform and its non-invasive diagnostic assays or blood test that helps veterinarians diagnose cancer in canines. The Veterinary Cancer Society estimates that 50 percent of dogs over the age of 10 will develop cancer and one in four dogs at some stage in their life will develop cancer. Many more canine cancer cases may go undetected due to cost constraints and other factors. If validation of the liquid biopsy platform is successfully completed, Zomedica expects that the platform and assays for the detection of hemangiosarcoma, osteosarcoma, and lymphoma will provide veterinarians with a faster, more affordable, and less invasive test for cancer in canines compared to existing methods, which can be expensive and cost prohibitive for pet owners.

Under the terms of the restated agreement, Celsee will supply Zomedica on an exclusive basis with the assays and the consumables for the products to be developed under the agreement pursuant to a rolling forecast to be provided by Zomedica at prices specified in the agreement. Zomedica has yet to provide its initial forecast, pending finalization of capital budgeting and capital-raising plans.  Zomedica will be responsible for the marketing and sale of the assays and the related consumables. The agreement, which is exclusive in the field of veterinary cancer diagnostic applications, has a term of five years (subject to termination in certain circumstances) and automatically renews for additional two-year terms thereafter (subject to either party determining not to renew).

In accordance with Zomedica’s focus on point-of-care diagnostic testing, Zomedica intends to seek partners to continue development and commercialization of the hemangiosarcoma, osteosarcoma, and lymphoma assays and the related instruments which are intended to be used in an offsite reference lab, as well it’s therapeutic assets Zomedica believes that there is no pre-market regulatory burden to commercializing in the United States.

About Celsee
Celsee, Inc., a privately held company in Ann Arbor, Michigan, is breaking through the traditional barriers of single-cell analysis and delivering clinical-grade technology designed to support the life sciences revolution and precision medicine. Based on a gentle, gravity-induced, micro-well isolation technique, the patented technology forms the foundation for an elegant, scalable, and flexible single-cell analysis platform that makes more experiments feasible. Celsee’s first product, the Genesis System, enables scientists to analyze and interpret cellular behavior and collect previously inaccessible information for improved results in applications such as proteogenomics, next-generation sequencing, immune monitoring, and cell therapy.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Investor Relations Contact:
Shameze Rampertab, CPA, CA, Interim Chief Executive Officer
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519

Media Contact:
Meredith Newman
mnewman@zomedica.com
+1 734.369.2555 ext. 119